Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Hut 8 Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(h)	4,490,400(2)	$0.39(3)	$1,751,256.00(3)	$147.60 per $1,000,000	$258.49
	Total Offering Amounts					$1,751,256.00		$258.49
	Total Fee Offsets							–
	Net Fee Due							$258.49

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit relates shall also cover any additional shares of the common stock, par value $0.01 per share (the “Common Stock”) of Hut 8 Corp. (the “Registrant”) that become issuable under the Hut 8 Corp. Rollover Option Plan by reason of any stock dividend, stock split, recapitalization, or similar transaction effected without the Registrant’s receipt of consideration that would increase the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents 4,490,400 shares of the Registrant’s Common Stock subject to stock options of the Registrant (the “USBTC Replacement Options”) issuable under the Hut 8 Corp. Rollover Option Plan to holders of stock options of U.S. Data Mining Group, Inc., a Nevada corporation (“USBTC”), in connection with the business combination among Hut 8 Mining Corp., a corporation existing under the laws of British Columbia (“Hut 8”), USBTC and the Registrant (the “Business Combination”).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). The offering price per share of Common Stock and the aggregate offering price are based upon $0.39, which is the weighted-average exercise price for the USBTC Replacement Options that will be outstanding upon consummation of the Business Combination.